Exhibit 99.1

Contact:	Miles Goda
VP of Corporate Development
(206) 613-0826

WatchGuard Reports First Quarter Results

Successful Worldwide Launch of

New Firebox X and Security-on-Demand Product Strategy

Seattle, Washington – April 22, 2004 — WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of Internet security solutions, today announced its financial results for the first quarter ended March 31, 2004.

WatchGuard reported net revenue of $21.5 million for the first quarter of 2004, compared to $21.8 million in the first quarter of 2003, and $19.7 million in the previous quarter. Product revenue was $15.0 million, compared to $14.6 million in the first quarter of 2003, and $13.3 million in the previous quarter. Service revenue was $6.5 million, compared to $7.2 million in the first quarter of 2003, and $6.4 million in the previous quarter.

On a GAAP basis, WatchGuard reported a net loss of $1.6 million, or $0.05 per share, in the first quarter, compared to a net loss of $0.8 million, or $0.03 per share, in the first quarter of 2003, and a net loss of $4.4 million, or $0.13 per share, in the previous quarter. Excluding amortization of acquisition-related costs, impairment charges, non-cash stock-based compensation, and restructuring charges, WatchGuard reported a pro forma net loss of $1.4 million, or $0.04 per share, in the first quarter, compared to a pro forma net loss of $0.2 million, or $0.01 per share, in the first quarter of 2003, and a pro forma net loss of $2.8 million, or $0.08 per share, in the previous quarter. The reconciliation of WatchGuard’s GAAP net loss per share to WatchGuard’s pro forma net loss per share for the quarter ended March 31, 2004, the quarter ended March 31, 2003, and the quarter ended December 31, 2003, is set forth at the end of this press release.

On February 2, 2004, WatchGuard introduced the Firebox X, the first integrated security appliance that enables a customer to upgrade the appliance to any higher model in the line and increase port density by simply activating a software license key. The Firebox X platform combines firewall, VPN, application layer security, intrusion prevention functionality, spam blocking, Web filtering, and authentication in a single appliance, and enables the future delivery of high margin add-ons and upgrades, such as gateway anti-virus, SSL, and signature-based intrusion prevention. This next-generation security appliance represents a significant advance in security for the small- to mid-sized enterprise (SME) customer by essentially providing security-on-demand — with the most complete, scalable, cost-effective, and integrated security solution available to the SME. Firebox X sales contributed significantly to WatchGuard’s revenue in the first quarter and the Company expects Firebox X sales to continue to increase in coming periods.

“We are very pleased with the successful launch and initial sales of our new Firebox X,” said Steve Moore, Chief Executive Officer of WatchGuard. “This was the most comprehensive product launch in WatchGuard’s history. Early sales of the Firebox X have been very strong and our customers, partners, and industry analysts are recognizing the Firebox X as a major technological step forward that will help to reshape the security industry for the small- to medium-sized enterprise.”

“We expect the Firebox X to streamline our inventory management and reduce our reliance on custom components, while driving revenue growth and a return to profitability in 2004. We also plan to introduce additional upgradeable hardware platforms and security features that are tailored for other segments of the SME based on our security-on-demand concept. We see the rollout of the Firebox X as an exciting new beginning for WatchGuard.”

Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call discussing its first quarter results (2:00 PM Pacific/5:00 PM Eastern) will be available on April 22, 2004, at www.watchguard.com under “Investor Relations.” Research analysts and institutional investors may access the live conference call by calling (888) 396-2369 (U.S. and Canada) or (617) 847-8710 (International). The conference call ID number is 69348628.

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of Internet security solutions for small- to mid-sized enterprises worldwide, delivering integrated products and services that are robust as well as easy to buy, deploy and manage. The company’s Firebox X line of expandable integrated security appliances is designed to be fully upgradeable as an organization grows and to deliver the industry’s best combination of security, performance, intuitive interface and value. WatchGuard Intelligent Layered Security architecture protects against emerging threats effectively and efficiently and provides the flexibility to integrate additional security functionality and services offered through WatchGuard. Every WatchGuard product comes with an initial LiveSecurity Service subscription to help customers stay on top of security with vulnerability alerts, software updates, expert security instruction and superior customer care. For more information, please call (206) 521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow our business, achieve revenue growth, and achieve and sustain profitability, statements about the potential demand for our Firebox X platform, the expected performance, total cost of ownership and scalability of our Firebox X platform and the effect of the introduction of our Firebox X platform on our operating results, statements about expected new products, features or functionality and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we are unable to grow our business or revenues as expected or at all, the risk that we are unable to achieve or sustain profitability, the risk that our Firebox X platform does not achieve market acceptance or does not perform as we expect, the risk that the introduction of our Firebox X platform does not enhance our operating results, the risk that new products, features or functionality will not be available when expected or at all and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our annual report on Form 10-K for the year ended December 31, 2003, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity and Firebox are either registered trademarks or trademarks of WatchGuard Technologies, Inc. in the United States and/or other countries.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Revenues:
Product	$14,994	$13,296	$14,579
Service	6,482	6,423	7,230

Total revenues	21,476	19,719	21,809
Cost of revenues:
Product	6,397	6,691	4,975
Service	1,344	1,344	1,475

Total cost of revenues	7,741	8,035	6,450

Gross margin	13,735	11,684	15,359
Gross margin percent	64.0%	59.3%	70.4%
Operating expenses:
Sales and marketing	8,395	7,503	8,673
Research and development	4,539	4,914	5,219
General and administrative	2,252	2,155	1,934
Stock-based compensation	11	35	121
Amortization of other intangible assets acquired	244	338	518
Impairment of other intangible assets acquired	—	230	—
Restructuring charges	—	1,000	—

Total operating expenses	15,441	16,175	16,465

Operating loss	(1,706)	(4,491)	(1,106)
Interest income, net:
Interest income	274	274	413
Interest expense	(169)	(158)	(150)

Total interest income, net	105	116	263
Loss before income taxes	(1,601)	(4,375)	(843)
Provision for income taxes	14	10	6

Net loss	$(1,615)	$(4,385)	$(849)

Basic and diluted net loss per share	$(0.05)	$(0.13)	$(0.03)

Shares used in calculation of basic and diluted net loss per share	33,250	33,066	32,740

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation, Amortization and Impairment of Other Intangible Assets Acquired, and Restructuring Charges

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Revenues:
Product	$14,994	$13,296	$14,579
Service	6,482	6,423	7,230

Total revenues	21,476	19,719	21,809
Cost of revenues:
Product	6,397	6,691	4,975
Service	1,344	1,344	1,475

Total cost of revenues	7,741	8,035	6,450

Gross margin	13,735	11,684	15,359
Gross margin percent	64.0%	59.3%	70.4%
Operating expenses:
Sales and marketing	8,395	7,503	8,673
Research and development	4,539	4,914	5,219
General and administrative	2,252	2,155	1,934

Total operating expenses	15,186	14,572	15,826

Pro forma loss from operations	(1,451)	(2,888)	(467)
Interest income, net:
Interest income	274	274	413
Interest expense	(169)	(158)	(150)

Total interest income, net	105	116	263
Pro forma loss before income taxes	(1,346)	(2,772)	(204)
Provision for income taxes	14	10	6

Pro forma net loss	$(1,360)	$(2,782)	$(210)

Basic and diluted pro forma net loss per share	$(0.04)	$(0.08)	$(0.01)

Shares used in calculation of basic and diluted pro forma net loss per share	33,250	33,066	32,740

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS IN THE FINANCIAL STATEMENTS:

(In thousands)

unaudited

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Pro forma net loss	$(1,360)	$(2,782)	$(210)
Adjustments to reconcile pro forma net loss to GAAP net loss in the financial statements:
Stock-based compensation	11	35	121
Amortization of other intangible assets acquired	244	338	518
Impairment of other intangible assets acquired	—	230	—
Restructuring charges	—	1,000	—

Net effect of pro forma adjustments	255	1,603	639

Net loss	$(1,615)	$(4,385)	$(849)

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of operating results, net income, and earnings per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the Qiave Technologies Corporation and RapidStream, Inc. acquisitions;

•	the amortization and impairment of other intangible assets obtained in WatchGuard’s acquisition of Qiave Technologies Corporation in October 2000 and RapidStream, Inc. in April 2002;

•	restructuring charges.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,697	$3,899
Short-term investments	73,107	74,890
Trade accounts receivable, net	8,359	6,700
Inventories, net	3,650	3,068
Prepaid expenses and other current assets	3,258	3,924

Total current assets	93,071	92,481
Property and equipment, net	5,219	5,471
Restricted cash	3,000	3,000
Goodwill	66,605	66,605
Other intangibles, net and other assets	3,312	3,562

Total assets	$171,207	$171,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,175	$3,676
Accrued expenses and other liabilities	6,500	6,819
Short-term accrued restructuring and acquisition costs	2,028	2,271
Short-term deferred revenues	16,091	15,675

Total current liabilities	28,794	28,441
Long-term accrued restructuring and acquisition costs	3,983	4,268
Long-term deferred revenues	1,205	1,072

Total liabilities	33,982	33,781
Total stockholders’ equity	137,225	137,338

Total liabilities and stockholders’ equity	$171,207	$171,119

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

unaudited

	Three Months Ended
	March 31, 2004	March 31, 2003
Operating activities:
Net loss	$(1,615)	$(849)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash expenses:
Depreciation and amortization of property and equipment	723	722
Amortization of other intangible assets acquired	244	518
Stock-based compensation	11	121
Changes in operating assets and liabilities:
Trade accounts receivable, net	(1,659)	(1,370)
Inventories, net	(582)	(1,817)
Prepaid expenses and other current assets	666	500
Other assets	6	138
Accounts payable	499	776
Accrued expenses and other liabilities	(319)	1,427
Accrued restructuring and acquisition costs	(528)	(1,590)
Deferred revenues	549	363

Net cash used in operating activities	(2,005)	(1,061)
Investing activities:
Purchases of property and equipment	(471)	(757)
Proceeds from maturities of marketable securities	9,115	42,655
Purchases of marketable securities	(7,231)	(37,992)

Net cash provided by investing activities	1,413	3,906
Financing activities:
Proceeds from stock option exercises and issuances of common stock under the employee stock purchase plan	1,390	751

Net cash provided by financing activities	1,390	751

Net increase in cash and cash equivalents	798	3,596
Cash and cash equivalents at beginning of period	3,899	8,890

Cash and cash equivalents at end of period	$4,697	$12,486